Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

21ST CENTURY FOX REPORTS FIRST QUARTER TOTAL SEGMENT

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION OF

$1.62 BILLION

FIRST QUARTER REVENUE INCREASED $1.06 BILLION OR 18% OVER

THE PRIOR YEAR QUARTER TO $7.06 BILLION

NEW YORK, NY, November 5, 2013 – Twenty-First Century Fox Inc. (“21st Century Fox” or the “Company” — (NASDAQ: FOXA, FOX; ASX: FOXLV, FOX) today reported $7.06 billion of total revenue for the three months ending September 30, 2013, a $1.06 billion or 18% increase over the $6.00 billion of revenue in the prior year quarter(1). Approximately half of the revenue increase reflects growth at the Cable Network Programming, Filmed Entertainment and Television segments. The balance of the growth primarily relates to the inclusion of Sky Deutschland AG (“Sky Deutschland”) revenue in the Direct Broadcasting Satellite Television (“DBS”) segment.

The Company reported first quarter total segment operating income before depreciation and amortization (“OIBDA”)(2) of $1.62 billion, as compared to $1.59 billion reported a year ago. The 2% improvement was led by OIBDA growth at the Company’s DBS and Television segments which was offset principally by declines at the Filmed Entertainment segment.

The Company reported quarterly income from continuing operations attributable to stockholders of $768 million ($0.33 per share), as compared to $2.25 billion ($0.95 per share) reported in the corresponding period of the prior year. Current year quarterly results included a $139 million increase in Depreciation and amortization expense principally resulting from the consolidation of Sky Deutschland, including the amortization of intangible assets resulting from the Company’s acquisition of a controlling ownership stake in this entity in January 2013. Prior year quarterly results included $1.37 billion of income in Other, net, principally related to the gain on the sale of the ownership stake in the NDS Group Limited. Excluding the net income effects of Other, net and Impairment charges, as well as gains from the Company’s participation in British Sky Broadcasting’s (“BSkyB”) share repurchase program, which are reflected in Equity earnings, first quarter adjusted earnings per share(3) was $0.33 versus the adjusted prior year quarter result of $0.38.

Commenting on the results, Chairman and Chief Executive Officer Rupert Murdoch said:

“In our first quarter as 21st Century Fox, we delivered strong revenue increases across all of our businesses as well as growth in OIBDA even as we made significant investment in our channels business, and faced a difficult film comparison and currency headwinds. The investment we are making, including the launch of FXX and Fox Sports 1, will drive future sustained growth toward our stated 2016 target of $9 billion of OIBDA and beyond.”

(1)

On June 28, 2013, the Company completed the separation of its businesses into two independent, publicly-traded companies (the “Separation”). The Company retained the media and entertainment businesses and the new News Corporation holds the Company’s former publishing, digital education and Australian media businesses. Historical results for periods prior to June 28, 2013 described in the press release have been adjusted to reflect the Separation.

(2)

Total segment operating income before depreciation and amortization (“OIBDA”) is a non-GAAP financial measure. See page 10 for a description of total segment OIBDA and for a reconciliation from revenues to total segment OIBDA and from OIBDA to income from continuing operations before income tax expense.

(3)

See page 12 for a reconciliation of reported net income and earnings per share from continuing operations attributable to stockholders to adjusted net income and adjusted earnings per share from continuing operations attributable to stockholders.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

REVIEW OF SEGMENT OPERATING RESULTS

	3 Months Ended September 30,
	2013	2012
	US $ Millions
Revenues
Cable Network Programming	$2,810	$2,503
Television	1,048	972
Filmed Entertainment	2,120	1,937
Direct Broadcast Satellite Television	1,390	828
Other, Corporate and Eliminations	(307)	(237)

Total Revenues	$7,061	$6,003

Segment OIBDA
Cable Network Programming	$991	$1,015
Television	231	178
Filmed Entertainment	328	433
Direct Broadcast Satellite Television	190	95
Other, Corporate and Eliminations	(122)	(132)

Total Segment OIBDA	$1,618	$1,589

CABLE NETWORK PROGRAMMING

Cable Network Programming reported quarterly segment OIBDA of $0.99 billion, as compared to $1.02 billion in the prior year quarter. Overall OIBDA growth was impacted, as anticipated, by the costs of the new cable channel initiatives, a 3% adverse impact from foreign exchange rate fluctuations and the timing of programming and marketing at the FX Network. Revenue grew 12%, reflecting growth at all networks as well as the benefit from the consolidation of the newly acquired businesses, including ESPN Star Sports (“ESS”), Eredivisie Media & Marketing CV (“EMM”) and SportsTime Ohio. This growth was more than offset by a 22% increase in expenses, primarily from the investments in new channels. Approximately two-thirds of the expense increase was attributable to the net costs associated with the launches of new channels, including Fox Sports 1 and FXX, as well as the investments in the newly acquired businesses.

Affiliate revenue grew 10% and 40% at the domestic and international cable channels, respectively. Domestic network growth reflects higher rates across all networks, led by growth at the Company’s regional sports networks (“RSNs”), FX Networks and Fox News Channel. The international affiliate revenue increase reflects strong local currency growth of nearly 20% at the non-sports channels at the Fox International Channels (“FIC”) and STAR. The balance of the international growth was attributable to the sports channels, including the former ESS and EMM networks, partially offset by a 7% adverse impact from the strengthened U.S. dollar, primarily in Latin America and India.

Advertising revenue at the domestic cable channels grew 6% in the quarter over the prior year period driven by double-digit growth at the FX Networks, RSNs and National Geographic Channels, partially offset by lower advertising revenue at the Fox News Channel, due to the absence of the 2012 presidential election. The international cable channels’ advertising revenue increased 21% which reflects strong local currency growth at the non-sports channels at FIC and STAR. The international growth attributable to the sports channels, including the former ESS and EMM networks, was offset by an 8% adverse impact from the strengthened U.S. dollar, primarily in Latin America and India.

OIBDA contributions from the domestic channels decreased 7% from the corresponding period in the prior year, as sustained OIBDA growth at the RSNs, Fox News Channel, National Geographic Channels and Fox Business Channel was more than offset by the impact from the commencement of our investments toward the launches of Fox Sports 1 and FXX in the quarter as well as lower contributions from the FX Network, as a result of higher programming and marketing costs for new series launches, and the impact of distributor credits in the prior year. The Company’s international cable channels’ quarterly

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

contributions increased 15% from the same period a year ago, reflecting strong local currency growth at the non-sports channels at FIC and STAR. The international OIBDA improvement attributable to the sports channels was more than offset by a 13% adverse impact from the strengthened U.S. dollar, primarily in Latin America and India.

TELEVISION

Television reported quarterly segment OIBDA of $231 million, an increase of $53 million or 30% versus the same period a year ago. This increase was driven by a doubling of retransmission consent revenue. Quarterly advertising revenue was consistent with that from the prior year quarter as the impact from higher rates and increased sports ratings, driven by strong National Football League viewership, offset the impact from lower general entertainment ratings, led by declines at X Factor, and lower political advertising at the TV stations.

FILMED ENTERTAINMENT

Filmed Entertainment reported quarterly segment OIBDA of $328 million, as compared to $433 million reported in the same period a year ago. The $105 million decline was primarily attributable to difficult comparisons to the successful worldwide theatrical performance of Ice Age: Continental Drift in the corresponding period of the prior year. Current year quarterly results reflect the successful worldwide theatrical performances of The Wolverine and The Heat, which grossed over $400 million and $230 million in worldwide box office, respectively. Current year quarterly results also included the pay television performances of Taken 2 and Life of Pi. Quarterly revenue increased $183 million or 9% to $2.12 billion, primarily reflecting growth at the television production businesses, led by the syndication of Modern Family and higher SVOD revenue resulting from the sale of the first two seasons of New Girl to Netflix.

DIRECT BROADCAST SATELLITE TELEVISION

DBS generated quarterly segment OIBDA of $190 million, compared to $95 million reported in the same period a year ago. The improvement was driven by the lower programming expenses at SKY Italia, due to the absence of costs associated with the broadcast of last year’s London Olympics, and the consolidation of Sky Deutschland results, following the Company’s acquisition of a controlling ownership stake in this entity in January 2013. Revenue increased $562 million versus the same period a year ago, reflecting the inclusion of Sky Deutschland revenue. Sky Deutschland grew net direct subscribers by approximately 76,000 during the quarter, bringing total direct subscribers to 3.53 million. Quarterly local currency revenue at SKY Italia was consistent with the corresponding period of the prior year. SKY Italia maintained its subscriber base during the quarter, with total subscribers at 4.76 million.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

REVIEW OF EQUITY EARNINGS (LOSSES) OF AFFILIATES’ RESULTS

The Company’s share of equity earnings (losses) of affiliates is as follows:

		3 Months Ended September 30,
	% Owned	2013	2012
		US $ Millions
BSkyB	39%(1)	$92	$209
Other affiliates	Various(2)	—	(80)

Total equity earnings of affiliates		$92	$129

(1)	Please refer to BSkyB’s earnings releases for detailed information.
(2)	Primarily comprised of Yankees Entertainment and Sports Network (“YES Network”), Hulu and STAR equity affiliates, as well as Sky Deutschland through December 2012 in the prior year.

Quarterly earnings from affiliates were $92 million as compared to $129 million in the same period a year ago. The decreased contributions from affiliates are primarily due to lower contributions from BSkyB, including the impact of the Company’s pre-tax gain related to its participation in BSkyB’s share repurchase declining from $75 million in the corresponding period of the prior year to $8 million in the current quarter. This decrease was partially offset by the absence of NDS Group Limited results due to its sale in July 2012 and Sky Deutschland operating losses resulting from its consolidation in January 2013, as well as improved contributions from other affiliates, including the YES Network and Hulu.

OTHER ITEMS

Dividends

On August 8, 2013, the Company declared a dividend of $0.125 per Class A and Class B share. This dividend was paid on October 16, 2013 and reflects a 47% increase over the prior year semi-annual dividend of $0.085 per Class A and Class B share of the former News Corporation common stock (prior to the Separation).

Share repurchases

On August 8, 2013, 21st Century Fox announced that its Board of Directors authorized the repurchase of $4 billion of Class A Common Stock, excluding commissions, which replaced the remaining authorized amount under the stock repurchase program. Since the commencement of the current stock repurchase program in August 2011 through November 4, 2013, the Company has purchased nearly $7.9 billion of Class A common stock, at an average price of $20.83 per share. As a result of the stock repurchase program, diluted weighted Class A shares outstanding of 2,309 million in this year’s quarter declined 3% from 2,370 million in the same period a year ago.

Sale of Phoenix Satellite Television Holdings Ltd.

In November 2013, the Company finalized the sale of its remaining 12% ownership stake in Phoenix Satellite Television Holdings Ltd. for approximately $210 million.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

To receive a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Audio from 21st Century Fox’s conference call with analysts on the first quarter results can be heard live on the Internet at 4:30 p.m. Eastern Standard Time today. To listen to the call, visit http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092 Joe Dorrego, Investor Relations 212-852-7856	310-369-0773 Nathaniel Brown, Press Inquiries 212-852-7746

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 Months Ended September 30,
	2013	2012
	US $ Millions (except share related amounts)
Revenues	$7,061	$6,003
Operating expenses	(4,447)	(3,515)
Selling, general and administrative expenses	(1,018)	(920)
Depreciation and amortization	(313)	(174)
Impairment charges	—	(35)
Equity earnings of affiliates	92	129
Interest expense, net	(272)	(261)
Interest income	8	15
Other, net	(35)	1,369

Income from continuing operations before income tax expense	1,076	2,611
Income tax expense	(300)	(304)

Income from continuing operations	776	2,307
Income (loss) on discontinued operations, net of tax	487	(20)

Net Income	$1,263	$2,287

Less: Net income attributable to noncontrolling interests	(8)	(54)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$1,255	$2,233

Weighted average shares:	2,309	2,370
Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.33	$0.95
Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.54	$0.94

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

CONSOLIDATED BALANCE SHEETS

	September 30, 2013	June 30, 2013
	US $ Millions
Assets:
Current assets:
Cash and cash equivalents	$6,681	$6,659
Receivables, net	5,605	5,459
Inventories, net	3,278	2,784
Other	979	665

Total current assets	16,543	15,567

Non-current assets:
Receivables	452	437
Investments	3,802	3,704
Inventories, net	5,723	5,371
Property, plant and equipment, net	2,875	2,829
Intangible assets, net	6,618	5,064
Goodwill	16,297	17,255
Other non-current assets	715	717

Total assets	$53,025	$50,944

Liabilities and Equity:
Current liabilities:
Borrowings	$140	$137
Accounts payable, accrued expenses and other current liabilities	4,744	4,434
Participations, residuals and royalties payable	1,655	1,663
Program rights payable	1,613	1,524
Deferred revenue	761	677

Total current liabilities	8,913	8,435

Non-current liabilities:
Borrowings	17,333	16,321
Other liabilities	3,172	3,264
Deferred income taxes	2,712	2,280
Redeemable noncontrolling interests	518	519
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	15	15
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	15,532	15,840
Retained earnings and accumulated other comprehensive income	1,669	1,135

Total Twenty-First Century Fox, Inc. stockholders’ equity	17,224	16,998
Noncontrolling interests	3,153	3,127

Total equity	20,377	20,125

Total liabilities and equity	$53,025	$50,944

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

CONSOLIDATED STATEMENTS OF CASH FLOWS

	3 Months Ended September 30,
	2013	2012
	US $ Millions
Operating activities:
Net Income	$1,263	$2,287
Less: Income (loss) on discontinued operations, net of tax	487	(20)

Income from continuing operations	776	2,307
Adjustments to reconcile income from continuing operations to cash provided by operating activities:
Depreciation and amortization	313	174
Amortization of cable distribution investments	22	21
Equity earnings of affiliates	(92)	(129)
Cash distributions received from affiliates	13	2
Impairment charges	—	35
Other, net	35	(1,369)
Change in operating assets and liabilities, net of acquisitions:
Receivables and other assets	(150)	(139)
Inventories, net	(805)	(444)
Accounts payable and other liabilities	233	345

Net cash provided by operating activities from continuing operations	345	803

Investing activities:
Property, plant and equipment	(171)	(112)
Acquisitions, net of cash acquired	(7)	—
Investments in equity affiliates	(137)	70
Other investments	(14)	(30)
Proceeds from dispositions	3	1,825

Net cash (used in) provided by investing activities from continuing operations	(326)	1,753

Financing activities:
Borrowings	987	987
Issuance of shares	66	111
Repurchase of shares	(913)	(877)
Dividends paid	(58)	(41)
Purchase of subsidiary shares from noncontrolling interests	(75)	—
Sale of subsidiary shares to noncontrolling interests	—	9
Distribution to News Corporation	(10)	—

Net cash (used in) provided by financing activities from continuing operations	(3)	189

Net (decrease) in cash and cash equivalents from discontinued operations	(29)	(395)
Net (decrease) increase in cash and cash equivalents	(13)	2,350
Cash and cash equivalents, beginning of period	6,659	9,626
Exchange movement on opening cash balance	35	31

Cash and cash equivalents, end of period	$6,681	$12,007

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

SEGMENT INFORMATION

	3 Months Ended September 30,
	2013	2012
	US $ Millions
Revenues
Cable Network Programming	$2,810	$2,503
Television	1,048	972
Filmed Entertainment	2,120	1,937
Direct Broadcast Satellite Television	1,390	828
Other, Corporate and Eliminations	(307)	(237)

Total Revenues	$7,061	$6,003

Segment OIBDA
Cable Network Programming	$991	$1,015
Television	231	178
Filmed Entertainment	328	433
Direct Broadcast Satellite Television	190	95
Other, Corporate and Eliminations	(122)	(132)

Total Segment OIBDA	$1,618	$1,589

Depreciation and Amortization
Cable Network Programming	$50	$41
Television	24	22
Filmed Entertainment	32	33
Direct Broadcast Satellite Television	203	72
Other, Corporate and Eliminations	4	6

Total Depreciation and Amortization *	$313	$174

*

The three months ended September 30, 2013 and 2012 include the amortization of definite lived intangible assets of $139 million and $35 million, respectively, principally comprised of purchase price amortization related to acquisitions.

CONSOLIDATED REVENUES BY COMPONENT

	3 Months Ended September 30,
	2013	2012
	US $ Millions
Affiliate Fees	$2,102	$1,748
Subscription	1,305	780
Advertising	1,665	1,583
Content	1,912	1,776
Other	77	116

Total Revenues	$7,061	$6,003

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA is a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, which are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: Impairment charges, discontinued operations, Equity earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following tables reconcile revenues to segment OIBDA and from OIBDA to Income from continuing operations before income tax expense:

	3 Months Ended September 30,
	2013	2012
	US $ Millions
Revenues	$7,061	$6,003
Operating expenses	(4,447)	(3,515)
Selling, general and administrative expenses	(1,018)	(920)
Add: Amortization of cable distribution investments	22	21

Total Segment OIBDA	1,618	1,589
Amortization of cable distribution investments	(22)	(21)
Depreciation and amortization	(313)	(174)
Impairment charges	—	(35)
Equity earnings of affiliates	92	129
Interest expense, net	(272)	(261)
Interest income	8	15
Other, net	(35)	1,369

Income from continuing operations before income tax expense	$1,076	$2,611

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

	3 Months Ended September 30, 2013 (US $ Millions)
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$2,810	$(1,841)	$22	$991
Television	1,048	(817)	—	231
Filmed Entertainment	2,120	(1,792)	—	328
Direct Broadcast Satellite Television	1,390	(1,200)	—	190
Other, Corporate and Eliminations	(307)	185	—	(122)

Consolidated Total	$7,061	$(5,465)	$22	$1,618

	3 Months Ended September 30, 2012 (US $ Millions)
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$2,503	$(1,509)	$21	$1,015
Television	972	(794)	—	178
Filmed Entertainment	1,937	(1,504)	—	433
Direct Broadcast Satellite Television	828	(733)	—	95
Other, Corporate and Eliminations	(237)	105	—	(132)

Consolidated Total	$6,003	$(4,435)	$21	$1,589

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2013

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of net income and earnings per share from continuing operations excluding Impairment charges, Equity affiliate adjustments and “Other, net”, net of tax (“adjusted net income and adjusted diluted earnings per share from continuing operations”) may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted net income and adjusted diluted earnings per share from continuing operations are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and earnings per share as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted net income and adjusted diluted earnings per share from continuing operations to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following tables reconcile reported net income and reported diluted earnings per share (“EPS”) from continuing operations to adjusted net income and adjusted diluted earnings per share from continuing operations for the three months ended September 30, 2013 and 2012.

	3 Months Ended
	September 30, 2013		September 30, 2012
	Net income	EPS	Net income	EPS
	(in US$ millions, except per share data)
As reported	$776		$2,307
Less: Net income attributable to noncontrolling interests	(8)		$(54)

Income from continuing operations attributable to stockholders	$768	$0.33	$2,253	$0.95
Impairment charges	—	—	35	0.01
Equity affiliate adjustments (net of provision for income taxes of -$2 and -$25 for the three months ended September 30, 2013 and 2012, respectively)(a)	(6)	—	(50)	(0.02)
Other, net (net of provision for income taxes of $28 and -$27 for the three months ended September 30, 2013 and 2012)	7	—	(1,342)	(0.57)
Rounding				0.01

As adjusted	$769	$0.33	$896	$0.38

(a)	Equity earnings of affiliates for the three months ended September 30, 2013 and 2012 was adjusted to exclude from BSkyB results 21st Century Fox’s gain on the BSkyB repurchase program.